September 30, 2009

Brown & Brown, Inc.
220 South Ridgewood Avenue
Daytona Beach, Florida 32114

LETTER AMENDMENT

Re:       Master Shelf and Note Purchase Agreement, dated as of December 22, 2006 (as amended, and as may be further amended from time to time, the "Shelf Agreement") by and between BROWN & BROWN, INC (the "Company") and each of PRUDENTIAL INVESTMENT MANAGEMENT, INC. ("PIM"), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and the purchasers from time to time party thereto

Ladies and Gentlemen:

Reference is made to the Shelf Agreement pursuant to which, among other things, (a) the Company (i) issued and sold to its $25,000,000 5.66% Senior Notes, Series C, due December 22, 2016 (the "Series C Notes") and (ii) $25,000,000 5.37% Senior Notes, Series D, due January 15, 2015 (the "Series D Notes") and (b) the Company may from time to time issue additional senior secured promissory notes in an aggregate principal amount of up to (including the aggregate original principal amount of the Series C Notes and the Series D Notes) $200,000,000 (the "Shelf Notes" and, together with the Series C Notes and the Series D Notes, collectively, the "Notes") within limits prescribed by, and subject to the terms and conditions of, the Shelf Agreement.  Capitalized terms used in this letter amendment (this "Letter Amendment") and not otherwise defined herein having the meaning provided in the Shelf Agreement.

PIM, each of the holders of Notes signatory hereto and Company hereby agree to each of the following amendments, effective as of September 30, 2009:

(i) Clause (b) of Section 2.2 of the Shelf Agreement is hereby amended and restated in its entirety to read as follows:

                        "(b)      "Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement beginning on the First Closing Date until the earlier of (i) September 30, 2012 or (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the subsequent issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period"."

(ii) Clause (a) of Section 9.6 of the Shelf Agreement is hereby amended and restated in its entirety to read as follows:

                        "(a)       If, at any time, any Subsidiary is or becomes obligated under any Guaranty of Indebtedness of the Company, in an aggregate amount equal to or greater than $30,000,000, the Company shall cause each such Subsidiary to become a Subsidiary Guarantor on a joint and several basis with all other Subsidiary Guarantors under the Subsidiary Guaranty as promptly as practicable (but in any event within 30 days) after such date, by causing each such Subsidiary (such Subsidiaries, collectively, the "Initial Subsidiary Guarantors") to execute and deliver to the holders of the Notes a guaranty agreement (as may be amended, restated or modified from time to time, the "Subsidiary Guaranty"), substantially in the form of Exhibit 9.6(a), together with such opinions of counsel, certificates accompanying authorizing resolutions and corporate or similar documents, and such other agreements, instruments and other documents as the Required Holders may reasonably request, each of the foregoing in form and substance reasonably satisfactory to the Required Holders."

(iii) Section 22 of the Shelf Agreement is hereby amended by adding the following new Section 22.7 to read as follows:
"22.7. Accounting Terms.

       (a)             All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.

      (b)              For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made instead as if such election had not been made."

     In consideration of the foregoing the Company, by its execution below, hereby agrees to pay to PIM, via wire transfer pursuant to the wire instructions set forth on Exhibit A hereto, a renewal fee of $50,000 (the "Renewal Fee") on the date hereof.  Each of the holders of Notes signatory hereto and the Company agree, however, that the Renewal Fee will be waived if, concurrently herewith, the Company issues additional Shelf Notes in an aggregate principal amount of $25,000,000 or more.

     The Company also agrees to promptly pay all reasonable expenses relating to this Letter Amendment, including but not limited to the reasonable fees and disbursements of Bingham McCutchen LLP, special counsel to PIM and the holders of Notes.

     Except as expressly modified hereby, the Shelf Agreement and each and every agreement, covenant, term and condition contained therein or in any other Financing Document is specifically ratified and confirmed.  Except as specifically set forth herein, nothing in this letter shall be deemed or construed to be a waiver or release of, or a limitation upon, any holder's exercise of any of its rights and remedies under the Shelf Agreement and the other Financing Documents, whether arising as a consequence of any event of default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.

      Two or more duplicate originals of this Letter Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one instrument.  Delivery of an executed signature page by facsimile or electronic transmission shall be as effective as a manually signed counterpart of this Letter Amendment.

      THIS LETTER AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK  EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

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Very truly yours,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

/S/ BILLY GREER
By: ___________________________________
Billy B. Greer
Senior Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By: Prudential Investment Management, Inc.,
as investment manager

/S/ BILLY GREER
By:______________________________
Billy B. Greer
Senior Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors,
Inc. (as its General Partner)

/S/ BILLY GREER
By: ______________________________
Billy B. Greer
Senior Vice President

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

/S/ BILLY GREER
By:
Billy B. Greer
Senior Vice President

Acknowledged and agreed as of the date first written above:

BROWN & BROWN, INC,

/S/ CORY T. WALKER
By:_________________________________
Name: Cory T. Walker
Title: SVP & CFO

EXHIBIT A

[Wire Instructions]